UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2025

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	98-0668474
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1570-200 Burrard Street
Vancouver, British Columbia, Canada	V6C 3L6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-6332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Shares, no par value	THM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2025, International Tower Hill Mines Ltd. (the “Company”) entered into subscription agreements (collectively, the “Subscription Agreements”) relating to a non-brokered private placement (the “Private Placement”) of 8,192,031 common shares of the Company at a price of US $0.4801 per share, for aggregate gross proceeds of approximately US $3.93 million. The Private Placement was taken up by certain of the Company’s current major institutional shareholders consisting of Paulson & Co. Inc., Electrum Strategic Opportunities Fund II, LP and Kopernik Global Investors, LLC on behalf of itself and affiliates. The Company closed the Private Placement on March 3, 2025. The Company intends to use the net proceeds of the Private Placement for working capital and general corporate purposes, including advancing antimony metallurgical studies.

The Subscription Agreements contain customary representations and warranties and covenants that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the Subscription Agreements and in the context of the specific relationship between the parties. The provisions of the Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the Company.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report is incorporated in this Section 3.02 by reference. The Company is relying on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for purposes of the Private Placement.

Item 7.01. Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release regarding the closing of the Private Placement. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement.
99.1	Press Release of the Company, dated March 4, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: March 4, 2025	By:	/s/ Karl Hanneman
	Name:	Karl Hanneman
	Title:	President and Chief Executive Officer